NOTARIAL AUTHENTICATION CERTIFICATE

TO ALL WHOM THESE PRESENTS SHALL COME

I, the undersigned,

CHIU-CHAN (WENDY) SHIH

Notary Public, residing and practising at Johannesburg, in the Province of Gauteng, Republic of South Africa, by lawful authority duly admitted and sworn, do hereby certify and attest that I was present on 17 February 2026 and did witness **YUNUS GOOLAM HOOSEN SULEMAN** duly sign and execute the attached **POWER OF ATTORNEY** and that the signature of **YUNUS GOOLAM HOOSEN SULEMAN** thereto subscribed is of the proper and handwritings of the said **YUNUS GOOLAM HOOSEN SULEMAN**.

In testimony whereof, I, the Notary Public, have hereunto subscribed my name and set and fixed my seal of office at Johannesburg aforesaid on this the 17th day of February in the year Two Thousand and Twenty Six (2026).

QUOD ATTESTOR

Notary Public
Chiu-Chan
(Wendy) Shih
史秋禪
South Africa
Notary Public

NOTARY PUBLIC

ENSafrica
the marc 129 rivonia road
sandton johannesburg 2196
p o box 783347 sandton south africa 2146
docex 152 randburg
tel +2711 269 7600 fax +2711 269 7899
info@ensafrica.com ensafrica.com

Notary Public
Chiu-Chan (Wendy) Shih
史秋禪
South Africa
Notary Public

Power of Attorney

The undersigned, as a reporting person of Gold Fields Limited (the "**Company**") under Section 16 of the Securities Exchange Act of 1934 ("**Section 16**"), hereby constitutes and appoints André Weststrate and Adolphina Lebese, each employed by the Company, and Igor Rogovoy and Alexander Whitman, each a lawyer of Linklaters LLP, and each of them, as the undersigned's true and lawful attorney-in-fact (each, an "Attorney-in-Fact") with full power and authority as hereinafter described, in the name, place and stead and on behalf of the undersigned, to:

1. prepare, execute and file in the undersigned's name and on the undersigned's behalf, on EDGAR a Form ID, including amendments thereto ("**Form ID**"), and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the "**SEC**");
2. complete, execute and file in the undersigned's name and on the undersigned's behalf, Forms 3, 4 and 5 and any other forms or documents that may be required, and all amendments thereto, with the SEC (the "**Filings**");
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the preparation and timely filing on EDGAR of the Form ID or the preparation and timely filing of any Filing with the SEC; and
4. take any other action at any time whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby ratifies and confirms that the Attorney-in-Fact shall have full power to make and substitute any one or more attorneys-in-fact in their place and stead. The term "Attorney-in-Fact" as used herein shall include any and all such substitute attorneys-in-fact.

The undersigned hereby ratifies and confirms all actions that said Attorneys-in-Fact shall undertake or cause to be undertaken by virtue hereof. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16.

It is understood that the Attorney-in-Fact does not assume any responsibility or liability to the undersigned, the Company or any other person. Neither the Attorney-in-Fact, nor the Company shall be liable for any error of judgment or for any act undertaken or omitted or for any mistake of fact or law. No implied duties or obligations shall be read into this power of attorney ("**Power of Attorney**") against either the Attorney-in-Fact or the Company.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions undertaken by an Attorney-in-Fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the Attorney-in-Fact shall have

received notice of such event. Notwithstanding the foregoing, the undersigned may terminate or revoke this Power of Attorney at any time in writing delivered to the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _17_ day of February, 2026.

Printed name of undersigned: **Yunus Goolam Hoosen Suleman**

Signature of undersigned: ______________________

On this _17_ day of February, 2026, the undersigned personally appeared before me and executed the above record for the purposes therein stated.

Name of Notary: **Chiu-Chan (Wendy) Shih**

Notary Signature: ______________________

Notary Seal to be Placed Here:


Notary Public
Chiu-Chan
(Wendy) Shih
史秋禪
South Africa
Notary Public